UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/03/2012

LIMELIGHT NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33508

Delaware	20-1677033
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

222 South Mill Avenue, 8th Floor
Tempe, AZ 85281
(Address of principal executive offices, including zip code)

(602) 850-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    On December 3, 2012, Limelight Networks, Inc. (the "Company") entered into a second amendment to the employment agreement for its Senior Vice President and Chief Financial Officer, Douglas Lindroth. The following is a brief summary of the material terms of the amendment. Any capitalized terms used herein shall have the meanings ascribed to them in the employment agreement or the amendments to the employment agreement.

    If Mr. Lindroth's employment is terminated by the Company without Cause or if he resigns for Good Reason, and such termination is not in Connection with a Change of Control, then Mr. Lindroth will receive: (i) continued payment of his Base Salary (subject to applicable tax withholdings) for twelve (12) months; (ii) the actual earned cash incentive, if any, payable to Mr. Lindroth for the current year, pro-rated to the date of termination (as determined by the Company's Compensation Committee in good faith), and (iii) reimbursement for premiums paid for continued health benefits for Mr. Lindroth (and any eligible dependents) under the Company's health plans until the earlier of twelve (12) months or the date upon which Mr. Lindroth and his eligible dependents become covered under similar plans; provided, however, that if Mr. Lindroth resigns for Good Reason under subsection (iii)(A) of the definition of Good Reason, then the continued payment of the Base Salary component of his severance shall be for a period of only six (6) months. Good Reason, as defined in subsection (iii)(A) of Mr. Lindroth's second amended employment agreement, means a material change in geographic location at which Mr. Lindroth must perform services to the Company for more than an average of three (3) full working days per week (that is, the requirement that Mr. Lindroth perform services for more than an average of three full working days per week at a facility or location that is more than thirty-five (35) miles from his current residence). Good Reason, as defined in subsection (iii)(B) of Mr. Lindroth's second amended employment agreement, means a material change in geographic location of Mr. Lindroth's principal office (that is, the relocation of Mr. Lindroth to a facility or location that is more than thirty-five (35) miles from either the Company's Solana Beach, California office or his current residence).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Date: December 05, 2012	By:	/s/ Philip C. Maynard
Philip C. Maynard
Senior Vice President, Chief Legal Officer and Secretary